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                                                                    Exhibit 4.15

                         Form of Subscription Agreement

___________________________________           Expiration Date: __________, 1999,
Number Shares You May Subscribe For                              unless extended
                                                          at the sole discretion
                                                                  of the Company

                            AUREAL SEMICONDUCTOR INC.
                             SUBSCRIPTION AGREEMENT
                  FOR RIGHTS OFFERING OF SHARES OF COMMON STOCK

        Aureal Semiconductor Inc. (the "Company") is conducting a rights offering which entitles holders of the Company's common stock $0.001 par value per share (the "Common Stock"), as of the close of business on ________, 1999 (the "Record Date") to purchase one share of Common Stock for every ____ shares of Common Stock held on the Record Date. Set forth above is the number of shares of Common Stock that you are entitled to purchase at a subscription price of $0.60 per share (the "Basic Subscription Privilege"). If any shares of Common Stock are not purchased by other stockholders pursuant to their Basic Subscription Privileges (the "Excess Shares"), any stockholder purchasing all of the shares of Common Stock available to it may purchase an additional number of the Excess Shares, if so specified in these subscription documents, subject to proration (the "Over-Subscription Privilege"). No fractional shares or cash in lieu thereof will be issued or paid.

        FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED ____________, 1999 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (TOLL FREE (800) 684-8823).

        To subscribe for shares of Common Stock, a stockholder must present to ChaseMellon Shareholder Services, L.L.C., the Subscription Agent, prior to 5:00 p.m., Eastern Daylight Savings Time, on the Expiration Date, a properly completed and executed copy of this Subscription Agreement, together with a money order or check drawn on a bank located in the United States of America and payable to "ChaseMellon Shareholder Services, L.L.C.," as Subscription Agent or a wire transfer of funds for an amount equal to the number of shares subscribed for multiplied by $0.60. ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

        EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of Common Stock indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

               (a) Number of shares subscribed for pursuant to the basic subscription privilege: ___ X $0.60 = $___ payment.

               (b) Number of shares subscribed for pursuant to the over-subscription


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                         privilege: ___ X $0.60 = $___ payment.

               (c) Total Subscription (total number of shares on lines (a) and
                   (b) multiplied by the subscription price) = $_______ payment.

               (d) METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES))

                   [ ] Check or money order payable to "ChaseMellon Shareholder
                       Services, L.L.C., as Subscription Agent"; or

                   [ ] Wire transfer directed to ______________ ABA No.________
                       Attention:  ChaseMellon Shareholder Services, L.L.C.

        If the aggregate amount enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Over-Subscription Privilege is not specified and the amount of funds enclosed or transmitted exceeds in the aggregate the subscription price for all shares represented by this Subscription Agreement (the "Subscription Excess"), the holder of this Subscription Agreement shall be deemed to have exercised the Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the subscription price, subject to the limit on the number of shares as the holder may purchase pursuant to the Over-Subscription Privilege. To the extent any portion of the aggregate subscription price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest as soon as practicable.

        If the undersigned does not make payment of any amounts due, the Company reserves the right to (i) find other purchasers for the subscribed-for and unpaid-for shares; (ii) apply any payment actually received by it toward the purchase of the greatest number of shares which could be acquired by the undersigned upon exercise of the undersigned's rights; and/or (iii) exercise any and all other rights and remedies to which it may be entitled.


Subscriber's Signature:  ________________________

Name (please print):  ___________________________

Telephone No.:  (___)____________________________




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